EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-237643 and 333-237642 on Form S-1 of our reports dated March 30, 2021, relating to the consolidated financial statements and financial statement schedule of 1st Franklin Financial Corporation appearing in this Annual Report on Form 10-K of 1st Franklin Financial Corporation for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 30, 2021